Exhibit 99.1

Contact:	George Lewis, 610-774-5997 PPL Electric Utilities Two N. Ninth St. Allentown, PA 18101

Prices drop in fifth round of PPL Electric Utilities power purchases for 2010
Electricity prices in latest power purchase result
 in a smaller estimated 2010 increase for typical residential customer

ALLENTOWN, Pa. (April 2, 2009) -- Lower wholesale energy prices make it likely that PPL Electric Utilities customers will experience a smaller than anticipated 2010 price increase.
The Pennsylvania Public Utility Commission on Thursday (4/2) approved the results of the company’s fifth round of purchases for residential and small-business customers who do not choose their own supplier. Average prices for residential supply purchases were 19 percent lower than the average price achieved in the first four rounds.
If prices in the last round of purchases, scheduled for this October, match the lower prices received in this round, the company estimates the average residential customer bill would increase by 30.4 percent in 2010. This is down from the previous estimate of 36.1 percent, which was based on the average of the first four rounds.
“These results reinforce the fact that electricity prices rise and fall in a competitive market,” said David G. DeCampli, president of PPL Electric Utilities. “By completing our purchases over a three-year period, we have been able to reduce the risk of price spikes for our customers and blend prices from a diverse group of suppliers.”
PPL Electric Utilities also has reduced the estimated increase for its business customers based on the results of the fifth round of purchases.
If prices in the fall reflect the lower prices in this round of purchases, estimated monthly bills for small-business customers would increase on average about 18.9 percent, down from the previous 25 percent estimate. Monthly bills for mid-size business customers would increase on average about 36.8 percent, down from a previous estimate of 44.3 percent.
In each round of purchases, the company signs contracts to buy about 850 megawatts of generation for residential, small-commercial and small-industrial customers. Electricity supply for large-business customers who do not select an alternative supplier will be purchased in one purchase this fall.
State law requires PPL Electric Utilities, which does not own power plants and does not generate electricity, to buy default electricity supply from the competitive market for its customers who do not select an alternative supplier. The company must pass the costs through to customers without profit. The company is doing that for 2010 under a plan approved by the PUC in 2007. The company has proposed a separate plan, which must still be approved by the PUC, to purchase electricity for 2011 and beyond.
“Under current market conditions, our customers may find greater opportunities to shop for better deals from retail electricity suppliers in 2010. And, based on current forward electricity prices, 2011 prices could be even lower than what we are now seeing for 2010,” DeCampli said.
He said the PUC’s “Utility Choice” Web site, www.puc.state.pa.us/utilitychoice, can help customers find alternative suppliers if more opportunities arise. The Web site lists alternative suppliers serving utility service territories.
“We are required to provide a default supply option that customers can fall back on, but we encourage customers to take advantage of lower-price offers that may become available from alternative suppliers to help them reduce their bills,” he said.
Customers of PPL Electric Utilities have few competitive options for electricity supply today because the company’s generation charge remains under a price cap that was established more than a decade ago.
Where such price caps have ended, electric competition is growing. For example, according to the Pennsylvania Office of Consumer Advocate, more than 20 percent of Duquesne Light’s customers in the Pittsburgh area have chosen alternative electricity suppliers. Those customers account for nearly half of the total electric use in Duquesne Light’s service territory.
The winning suppliers in PPL Electric Utilities’ fifth round of purchases were selected from among 13 competing companies. An independent firm, NERA Economic Consulting, managed the purchase process, compiled the results and presented them to the PUC for approval.
“Customers can do even more to smooth the transition and control their costs by using energy wisely and more efficiently,” DeCampli said. “Simple steps can go a long way toward reducing electric bills and don’t have to mean big sacrifices in comfort and convenience.”
DeCampli said the company’s online Energy Analyzer at www.pplelectric.com helps customers better understand how they use energy. Customers can find their daily and hourly usage information, provided by the company’s advanced metering system.
The Energy Analyzer allows customers to identify savings opportunities and experiment with changes in their home to see the difference it makes in reducing their electric bills. Nearly 280,000 customers have used the Energy Analyzer since its introduction two years ago.
In addition, homeowners who have their home’s energy use evaluated by a certified energy auditor can receive up to $250 in rebates from PPL Electric Utilities. Analysts take a whole-house approach, looking at insulation, air infiltration, heating and cooling systems, lighting and appliances. Details and a list of certified auditors under the rebate program are available at www.pplelectric.com.
PPL Electric Utilities currently offers an advance-payment phase-in option that lets residential and small-business customers adjust gradually to higher electricity prices over several years. About 140,000 customers signed up for that option last year.
PPL Electric Utilities has asked the PUC for permission to offer residential and small-business customers a second option for spreading out the impact of higher electricity prices. That plan, which must be approved by the PUC, would allow customers to defer a portion of the 2010 price increase for one to two years, depending upon how much electricity they use.
In addition, he said, PPL Electric Utilities plans to offer a time-of-use pricing option to all customers in 2010. With time-of-use pricing, customers can reduce their bills by saving electricity at times of peak demand, when electricity costs more to generate.
“We are giving customers more choices and more options for taking control over their electricity bills,” DeCampli said.
PPL Electric Utilities, a subsidiary of PPL Corporation (NYSE: PPL), provides electric delivery service to 1.4 million customers in 29 counties of eastern and central Pennsylvania and has consistently ranked among the best companies for customer service in the United States. More information is available at www.pplelectric.com.

Data Summary: Fifth Round of Power Purchases
	Residential Customers	Small Commercial and Industrial Customers
Round 1 (July 2007)
Retail price per megawatt-hour	$101.77	$105.11

Round 2 (October 2007)
Retail price per megawatt-hour	$105.08	$105.75
Average of first two rounds
Retail price per megawatt-hour	$103.43	$105.43
Estimated average increase in 2010	32.7%	22.9% for small businesses; 41.5% for mid-size businesses
Round 3 (March 2008)
Retail price per megawatt-hour	$108.80	$108.76
Average of first three rounds
Retail price per megawatt-hour	$105.22	$106.54
Estimated average increase in 2010	34.4%	23.8% for small businesses; 42.8% for mid-size businesses
Round 4 (October 2008)
Retail price per megawatt-hour	$112.51	$111.94
Average of first four rounds
Retail price per megawatt-hour	$107.04	$107.89
Estimated average increase in 2010	36.1%	25% for small businesses; 44.3% for mid-size businesses
Round 5 (April 2009)
Retail price per megawatt-hour	$86.74	$87.59
Average of all five rounds
Retail price per megawatt-hour	$102.98	$103.84
Estimated average increase in 2010 if prices in Round 6
(October 2009) reflect the lower prices in this round of purchases

Estimated average increase in 2010 if prices in Round 6 (October 2009) reflect the average of prices for the first five rounds
	30.4% 32.9%	18.9% for small businesses; 36.8% for mid-size businesses 21.3% for small businesses; 39.9% for mid-size businesses

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Statements contained in this news release, including statements with respect to future energy prices and supply, regulation and rates, are “forward-looking statements” within the meaning of the federal securities laws. Although PPL Corporation believes that the expectations and assumptions reflected in these forward-looking statements are reasonable, these statements involve a number of risks and uncertainties, and actual results may differ materially from the results discussed in the statements. The following are among the important factors that could cause actual results to differ materially from the forward-looking statements: market demand and prices for energy, capacity and fuel; customer energy usage; competition in retail and wholesale power markets; liquidity of wholesale power markets; the effect of any business or industry restructuring; operation and availability of existing and future generation facilities and operating costs; political, regulatory or economic conditions; receipt of governmental approvals and rate relief; new state or federal legislation; state and federal regulatory developments; and the commitments and liabilities of PPL Corporation and its subsidiaries. Any such forward-looking statements should be considered in light of such important factors and in conjunction with PPL Corporation’s Form 10-K and other reports on file with the Securities and Exchange Commission.

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